UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 0-27403

Date of Report: January 30, 2007

WHITNEY INFORMATION NETWORK, INC.
(Exact name of registrant as specified in its charter)

COLORADO	84-1475486
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1612 Cape Coral Parkway, Cape Coral Florida 33904
(Address of principal executive offices)

(239) 542-0643
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On January 30, 2007, Whitney Information Network, Inc. (the “Company”) was served a complaint styled Rodney Durham on behalf of himself and all others similarly situated v. Whitney Information Network, Inc., Russell A. Whitney and Nicholas S. Maturo in the United States District Court for the Middle District of Florida alleging that the Company violated certain federal securities laws.  This complaint was previously mentioned in the Saxena White P.A. press release dated December 29, 2006.

The Company intends to vigorously defend this action.

On January 11, 2007, the Company and Whitney Canada, Inc., a wholly owned subsidiary, received notice that an Amended Motion for Authorization to Institute a Class Action in the Province of Québec, Canada.  A class action was requested for all those persons who have made various real estate investments, at the alleged inducement, or through, Marc Jémus, François Roy, Robert Primeau and/or their companies, and/or B2B Trust, and/or Whitney Canada, Inc., and/or Whitney Information Network, Inc. and/or Jean Lafrenière.

The Company intends to vigorously defend this action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY INFORMATION NETWORK, INC.

Date: February 1, 2007	/s/ Alfred R. Novas
Alfred R. Novas
Chief Financial Officer